Exhibit 10.15

PURCHASE AGREEMENT

BETWEEN

BEHRINGER HARVARD EQUITY DRIVE LP,

a Delaware limited partnership

AS SELLER

AND

WELLS CORE REIT – WESTWAY ONE HOUSTON, LLC,

a Delaware limited liability company

AS PURCHASER

covering and describing

WESTWAY ONE OFFICE BUILDING

in

Harris County, Texas

PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of January 25, 2011 (the “Effective Date”) between BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership (“Seller”), and WELLS CORE REIT – WESTWAY ONE HOUSTON, LLC, a Delaware limited liability company (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1         Agreement of Purchase and Sale. In consideration of their covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a)         All of the land situated in the City of Houston, the County of Harris and the State of Texas, described on Exhibit A attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or appertaining thereto, and together with all right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way, entitlements, drainage rights, sanitary and storm rights, utility capacity and other rights appurtenant thereto (the “Real Estate”).

(b)         All structures, buildings, improvements and fixtures, including without limitation the three-story office building containing approximately 143,961 rentable square feet and with an address of 11210 Equity Drive, all equipment and appliances, used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by Seller and located on the Real Estate (“Improvements”).

(c)         All personal property owned by Seller located on or in the Real Estate or Improvements and used in connection with the operation and maintenance of the Real Estate or Improvements as set forth on Exhibit K attached hereto (“Personal Property”).

(d)         Seller’s interest in all leases and other agreements to occupy the Real Estate and/or the Improvements, or any portion thereof, as amended from time to time, in effect on the date of Closing, as hereinafter defined, together with any lease guaranties and security deposits (all such leases and agreements being sometimes collectively referred to herein as “Leases”).

(e)         All intangible property owned by Seller and used in connection with the Real Estate, Improvements and Personal Property, including specifically, without limitation, all right, title and interest of Seller in and to the following: (i) all trademarks and trade names used in connection with any part of the Real Estate and Improvements (specifically excluding, however, the name “Behringer Harvard,” any derivative thereof or any name which includes the words “Behringer Harvard” or any derivative thereof); (ii) all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the Improvements; (iii) all licenses, permits and warranties now in effect with respect to the Real Estate, Improvements and Personal Property; and (iv) all of Seller’s right, title and interest in and to that certain energy contract with Reliant Energy (the “Contract”) that Purchaser has elected to assume (“Intangible Property”).

1.2         Property Defined. The Real Estate, Improvements, Personal Property, Leases, Contract and Intangible Property are sometimes collectively referred to herein as the “Property.”

Equity Drive (Westway) Purchase Agreement	Page 1

1.3         Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4         Purchase Price. The purchase price for the Property shall be Thirty One Million Dollars ($31,000,000) (“Purchase Price”).

1.5         Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to the Title Company (defined below).

1.6         Earnest Money. Within two (2) days after the full execution and delivery of this Agreement, Purchaser shall deposit with Chicago Title Insurance Company c/o Jimmy Erwin (the “Title Company”), having its office at 712 Main Street, Suite 2000E, Houston, Texas 77002 Attention: Reno Hartfiel (the “Escrow Agent”), the sum of Three Hundred Thousand Dollars ($300,000) (the “Earnest Money”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. The Earnest Money shall be applied to the Purchase Price at Closing unless otherwise set forth herein. The Earnest Money shall be non-refundable to Purchaser unless otherwise expressly set forth in this Agreement.

1.7         Independent Contract Consideration. Upon the Effective Date, Purchaser shall deliver to Seller a check in the amount of Fifty Dollars ($50) (the “Independent Contract Consideration”), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events.

ARTICLE II

TITLE AND SURVEY

2.1         Title Commitment. Seller has caused the Title Company to deliver to Purchaser, at Seller’s expense, (a) a title commitment (“Commitment”) for an owner’s policy of title insurance, on the standard form promulgated by the Texas State Board of Insurance, issued by the Title Company in the amount of the Purchase Price, and (b) legible copies of all instruments referenced in Schedule B and Schedule C of the Commitment.

2.2         Survey. Seller has caused to be delivered to Purchaser, at Seller’s expense, an existing survey (“Existing Survey”) of the Real Estate and Improvements. Seller has caused an update to the Existing Survey to be prepared with Seller responsible for the cost of same in an amount not to exceed Three Thousand Five Hundred Dollars ($3,500) and Purchaser responsible for any amounts over Three Thousand Five Hundred Dollars ($3,500) (the “Updated Survey” and together with the Existing Survey, the “Survey”).

2.3         Intentionally Deleted.

2.4         Failure to Cure Title Defects as of the Effective Date. Seller and Purchaser agree that the items set forth on Exhibit O shall be deemed to be Permitted Exceptions. Seller shall have no affirmative obligation hereunder to expend any funds or incur any liabilities in order to cause any matters shown in

Equity Drive (Westway) Purchase Agreement	Page 2

the Commitment or the Survey to be removed, cured or insured over, except that Seller shall pay or discharge any lien or encumbrance arising after the date hereof and voluntarily created or assumed by Seller and not created by or resulting from the acts of Purchaser or other parties not related to Seller. If at Closing the Commitment (or any subsequent revision thereof) discloses adverse matters objectionable to Purchaser as new exceptions other than the Permitted Exceptions, and other than those which Seller has agreed to insure against, pay or discharge, then unless Purchaser agrees to accept title as it then is without reduction of the Purchase Price, Purchaser may, at its option, terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and Purchaser shall receive from Seller reimbursement for Purchaser’s reasonable out-of-pocket costs expended in connection with its due diligence of the Property as evidenced by invoices reasonably satisfactory to Seller in an amount not to exceed $100,000 (the “Break-up Fee”). In all events Seller shall remove from title on or prior to Closing all mortgage liens created by Seller and Seller shall remove or bond over all mechanics’ and materialmen’s liens created by Seller.

2.5         Other Permitted Exceptions. In addition to those matters shown in the Commitment and the Survey which become Permitted Exceptions pursuant to Section 2.4 above, the following shall also be deemed to be Permitted Exceptions: (a) the Leases; (b) taxes and standby fees for the year in which Closing occurs not yet due and payable; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around such that same do not appear as an exception in the owner’s title insurance policy issued to Purchaser pursuant to the Commitment.

2.6         Owner Title Policy. Subject to the provisions of Section 2.4, on the Closing Date Seller shall cause the Title Company to issue an owner’s title insurance policy at Seller’s cost insuring fee simple title in Purchaser as of the Closing Date, in accordance with the Commitment, subject only to the Permitted Exceptions; provided, however, that Seller shall have no obligation to pay anything other than the basic premium for such title insurance policy. If Purchaser desires to obtain a modification of the “survey exception” or other modification or endorsement, same shall be at the sole expense of Purchaser.

2.7         Intentionally Deleted.

2.8         New Title Defects. In the event that, after the Effective Date and prior to Closing, a revision of the Commitment or the Survey reveals an adverse matter objectionable to Purchaser that was not disclosed to Purchaser prior to the Effective Date and is not a Permitted Exception (a “New Title Defect”), Purchaser shall have five (5) days after such matter is disclosed to Purchaser to send written notice to Seller of such New Title Defect (it being agreed that if Purchaser fails to object to the New Title Defect within such five-day period, then such New Title Defect shall thereafter be deemed a Permitted Exception). Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such New Title Defect (the “New Title Defect Cure Period”) that either (a) the New Title Defect has been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed to arrange to have the New Title Defect removed. If, upon the expiration of the New Title Defect Cure Period, Seller has not notified Purchaser that Seller has arranged to have the New Title Defect removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the New Title Defect Cure Period) either: (i) to terminate this Agreement (in which event the Earnest Money shall be returned to Purchaser and Purchaser shall receive the Break-up Fee); or (ii) to take title subject to such New Title Defect. If Purchaser does not, within five (5) days after the expiration of the New Title Defect Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (i) of the preceding sentence, then (x) Purchaser shall be deemed to have elected to exercise its right in clause (ii) above without any reduction in the Purchase Price; (y) the New Title Defect will thenceforth be deemed a Permitted Exception; and (z) this Agreement shall remain in full force and effect.

Equity Drive (Westway) Purchase Agreement	Page 3

ARTICLE III

INSPECTION PERIOD

3.1         Property Documents. Seller has delivered or made available to Purchaser at the Property or through a secure website, to the extent in Seller’s possession, the documents described on Exhibit B attached hereto and made a part hereof for all purposes (the “Property Documents”). Purchaser shall, if requested by Seller, acknowledge receipt of the Property Documents or any other document delivered or made available to Purchaser in connection with the transaction contemplated hereby. Purchaser may inspect the Property Documents during normal business hours and may photocopy same at Purchaser’s expense. Notwithstanding the foregoing provisions, Seller shall not be obligated to deliver to Purchaser any report described in Exhibit B if the terms of such report restrict Seller from doing so. With respect to any environmental report or other report described in Exhibit B which Seller delivers to Purchaser, Purchaser understands and agrees that (a) such report shall be delivered to Purchaser for general information purposes only, (b) Purchaser shall not have any right to rely on any report received from Seller and will not rely thereon, but rather will rely on inspections and reports performed by or on behalf of Purchaser, and (c) Seller shall have absolutely no liability for any inaccuracy in or omission from any report which it delivers to Purchaser. Promptly after request of Purchaser, Seller shall deliver to Purchaser or post on the secure website such additional documents in Seller’s possession reasonably requested by Purchaser as determined in Seller’s sole and reasonable discretion.

3.2         Right of Inspection. During the period beginning on November 19, 2010, and continuing through Closing, Purchaser and its representatives (including Purchaser’s architects, engineers and consultants) shall have the right to examine the Property Documents and to make a physical inspection of the Property (including the right to conduct such soil, engineering, environmental, hazardous or toxic material, noise pollution, seismic or other physical test, study or investigation as Purchaser may desire, provided, however, that Purchaser must obtain Seller’s consent to any physically invasive testing). In this regard, Purchaser and its authorized agents and representatives shall be entitled to enter upon the Property at all reasonable times while this Agreement is in effect, upon reasonable prior oral or written notice to Seller and (if Seller shall make a representative available) while accompanied by a representative of Seller, subject to the rights of tenants of the Property. All activities by Purchaser or its representatives shall be coordinated through Seller’s designated representative, Jeff Carter, including, but not limited to, contact with tenants, and Seller shall have the right to have a representative present during any meetings with tenants. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or tenants of the Property. In no event shall Purchaser or its representatives perform any off-site testing on surrounding properties. Purchaser will use its best efforts to minimize any disruption or interference caused by any such testing and will repair damage caused by such testing. Before and during Purchaser inspections, Purchaser and each Purchaser representative conducting any Purchaser inspection shall maintain workers’ compensation insurance in accordance with applicable law and the extent required, and Purchaser, or the applicable Purchaser representative conducting any Purchaser inspection, shall maintain (a) commercial general liability insurance with limits of at least Three Million Dollars ($3,000,000) for bodily or personal injury or death, (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000), and (c) contractual liability insurance. Purchaser shall deliver to Seller evidence of such workers’ compensation insurance and a certificate evidencing the commercial general liability and property damage insurance before conducting any Purchaser inspection on the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least “A-:VII” by Best’s Rating Guide (or a comparable rating by a successor rating service). Such insurance policies shall name as additional insureds Seller and Seller’s lender. Purchaser shall indemnify, defend and hold Seller and the Property harmless of and from any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs of court), damages, liens, claims (including, without

Equity Drive (Westway) Purchase Agreement	Page 4

limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions arising from or relating to Purchaser’s (or Purchaser’s agents, employees or representatives) entering upon the Property to test, study, investigate or inspect the same or any part thereof, whether pursuant to this Section 3.2 or otherwise, except to the extent arising from the negligence of Seller or Seller’s agents or contractors) or from the mere discovery of a condition at the Property. The foregoing indemnity of Purchaser shall expressly survive the Closing or the earlier termination of this Agreement.

3.3         Deemed Approval. Purchaser is deemed to have approved the Property Documents and the Property in all respects and has no termination rights except as expressly set forth herein.

ARTICLE IV

CLOSING

4.1         Time and Place. The consummation of the purchase and sale of the Property (“Closing”) shall take place at the office of the Escrow Agent on a date (the “Closing Date”) mutually agreed upon by the parties, but not later than five (5) business days after the Effective Date. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 below, the performance of which obligations shall be concurrent conditions. Notwithstanding the foregoing, Purchaser may, in its sole discretion, extend the Closing Date for a period not to exceed thirty (30) days (the “Extended Closing Date”) by providing Seller written notice of the same at least five (5) business days prior to the scheduled Closing Date and by simultaneously delivering to the Title Company an additional Three Hundred Thousand Dollars ($300,000) which shall become part of the Earnest Money.

4.2         Seller’s Obligations at Closing. At Closing, Seller shall:

(a)         deliver to Purchaser a Special Warranty Deed (the “Deed”) in the form of Exhibit C attached hereto and made a part hereof for all purposes, executed and acknowledged by Seller and in recordable form, it being agreed that the conveyance effected by the Deed shall be subject to the Permitted Exceptions, set forth on Exhibit O and those subsequently added pursuant to Sections 2.5(c) and 2.8 above, provided that Seller shall certify the rent roll to the Title Company in order for the Title Company to remove the “rights of tenants in possession” exception, except for the named Leases;

(b)         deliver to Purchaser a Bill of Sale in the form of Exhibit D attached hereto and made a part hereof for all purposes (the “Bill of Sale”) executed by Seller;

(c)         join with Purchaser in the execution of an Assignment of Leases and Security Deposits in the form of Exhibit E attached hereto and made a part hereof for all purposes;

(d)         join with Purchaser in the execution of an Assignment and Assumption of Intangible Property and Other Rights in the form of Exhibit F attached hereto and made a part hereof for all purposes;

(e)         join with Purchaser in the execution of letters to tenants at the Real Estate in the form of Exhibit G attached hereto and made a part hereof for all purposes;

(f)         deliver to Purchaser an affidavit sworn by an officer of Seller in the form of Exhibit H attached hereto and made a part hereof for all purposes (the “FIRPTA Affidavit”), or in such other form as may be prescribed by federal regulations;

Equity Drive (Westway) Purchase Agreement	Page 5

(g)         deliver to Purchaser such tenant estoppel certificates (as described in Section 5.5(a) hereof) as are in the possession of Seller;

(h)         deliver to Purchaser possession of the Property; and

(i)         deliver to Escrow Agent such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller and such other documents reasonably required by the Title Company (such as a settlement statement) to consummate the transaction described in this Agreement.

4.3         Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)         pay to Seller the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price.

(b)         join with Seller in execution of the instruments described in Sections 4.2(c), 4.2(d), and 4.2(e);

(c)         deliver to Seller an Agreement Regarding Disclaimers in the form of Exhibit I attached hereto and made a part hereof for all purposes executed by Purchaser and counsel for Purchaser; and

(d)         deliver to Seller such evidence as Seller’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser and such other documents reasonably required by the Title Company (such as a settlement statement) to consummate the transaction described in this Agreement.

4.4         Prorations. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

(a)         All real estate taxes and installments of special assessments due and payable with respect to the calendar year of Closing. All other installments of special assessments not yet due and payable shall be the responsibility of Purchaser. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive Closing.

(b)         Current rents, advance rentals and other income from the Property shall be prorated between Seller and Purchaser at Closing based upon such amounts actually collected by Seller as of the Closing Date. Rent which is unpaid or delinquent as of the Closing Date shall not be prorated, but such unpaid or delinquent rent collected after the Closing Date shall be delivered as follows: (i) if Seller collects any rent after the Closing Date, Seller shall deliver to Purchaser any such rent within fifteen (15) days after the receipt thereof and (ii) if Purchaser collects any unpaid or delinquent rent after the Closing Date, Purchaser shall deliver to Seller any such rent relating to the period prior to the Closing Date within fifteen (15) days after the receipt thereof. Seller and Purchaser agree that all rent received by Seller or Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of

Equity Drive (Westway) Purchase Agreement	Page 6

maturity provided any payments to Seller shall be net of costs of collection. Purchaser will make a good faith effort after Closing to collect all rents (including without limitation the Pass Through Expenses and percentage rents described in Section 4.4(c) below) in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any expense to collect delinquent rents. Notwithstanding the foregoing provisions, Seller shall not be required to prorate any amounts collected by Seller after Closing from former tenants of the Property, it being understood and agreed that Seller may retain all amounts that Seller recovers from such former tenants.

(c)         With respect to additional rent attributable to insurance, taxes, common area maintenance and other operating expenses which are passed through to tenants under the Leases (the “Pass Through Expenses”) and as of the Closing Date are not yet collected, Purchaser shall, upon collection of such Pass Through Expenses, but subject to the same rules of application set forth in Section 4.4(b) above, remit to Seller an amount equal to that portion of Pass Through Expenses which accrued prior to the Closing Date. With respect to Pass Through Expenses which have not been billed to tenants as of the Closing Date, Purchaser shall bill each tenant for same in accordance with each such tenant’s Lease. Within one hundred fifty (150) days after the end of 2010, Seller shall, with Purchaser’s reasonable cooperation and contingent upon receipt of any information held by Purchaser and not in the possession of Seller and reasonably necessary to such obligation, prepare a reconciliation of Pass-Through Expenses. Within one hundred fifty (150) days after the end of the year in which Closing occurs, Purchaser shall, with Seller’s reasonable cooperation and contingent upon receipt of any information held by Seller and not in the possession of Purchaser and reasonably necessary to such obligation, prepare a reconciliation of Pass-Through Expenses. In the event that any reconciliation shows that either Seller or Purchaser is owed an adjusting payment, then the party owing such payment shall promptly remit the same.

(d)         Charges under service agreements assumed by Purchaser, utility charges for which Seller is liable, and other operating expenses of the Property shall be prorated between Seller and Purchaser at Closing.

(e)         Security deposits shall, at Seller’s option, either be transferred or credited to Purchaser at Closing. Refundable cash or other refundable deposits posted with utility companies or other entities in connection with the Property shall, at Seller’s option, either be assigned to Purchaser and credited to Seller at Closing, or Seller shall be entitled to receive and retain such refundable cash and deposits. Seller shall cause its lender and Wellstream International Limited (“Wellstream”) to execute such documents as may be required to cause the letter of credit to be transferred to Purchaser as soon as is reasonably practical following the Closing and Seller shall cause Wellstream to reduce the amount of its scheduled 2011 letter of credit reduction by Two Thousand Dollars ($2,000) such that it shall be reduced by Seventy-Three Thousand Dollars ($73,000) instead of Seventy-Five Thousand Dollars ($75,000).

(f)         Purchaser shall be responsible for the payment of (i) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) (A) as a result of any renewals or expansions of existing Leases, and (B) under any new Leases (including any amendments of existing Leases) in each instance to the extent entered into after the Effective Date of this Agreement which have been approved (or deemed approved) by Purchaser in accordance with the terms of this Agreement; and (ii) all Tenant Inducement Costs and leasing commissions which become due and payable under an existing lease for a right exercised after the Effective Date. Seller shall be responsible for all other Tenant Inducement Costs. If as of the Closing Date Seller shall have paid any Tenant Inducement Costs

Equity Drive (Westway) Purchase Agreement	Page 7

or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. Seller shall supply invoices and statements for all such Tenant Inducement Costs and leasing commissions to Purchaser on or prior to the Closing Date. For purposes hereof, the term “Tenant Inducement Costs” means any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

(g)         The Personal Property is included in this sale, without further charge, except that Purchaser shall be responsible for the amount of any and all sales or similar taxes payable in connection with the Personal Property which is to be transferred to Purchaser under this Agreement and Purchaser shall execute and deliver any tax returns required of it in connection therewith. Seller and Purchaser agree that the Personal Property has nominal value.

(h)         All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to Seller at Closing. Except for the proration of taxes and operating expense reconciliation described in Sections 4.4(a) and (c) above, all prorations provided for herein and not in dispute shall be final within one hundred eighty (180) days after the year in which Closing occurs. The proration of taxes described in Section 4.4(a) above shall be deemed final if no adjustment thereto is requested within one (1) year after Closing.

The provisions of this Section 4.4 shall survive Closing.

4.5         Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing (specifically excluding the additional premium chargeable for modification of the survey exception or any endorsements, which expenses shall be borne by Purchaser); (c) the cost of the Existing Survey and the cost for updating the Existing Survey to meet the requirements set forth in Exhibit L, but in no event in an amount exceeding Three Thousand Five Hundred Dollars ($3,500); (d) the fees for recording the Deed; and (e) one-half ( 1/2) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the additional premium chargeable for modification of the survey exception, if such modification is desired by Purchaser; (x) the cost of any endorsements; (y) the cost of the Updated Survey to the extent such cost exceeds Three Thousand Five Hundred Dollars ($3,500); and (z) one-half ( 1/2) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6         Delivery of Documents. Immediately after Closing, Seller shall direct the manager of the Property to make available at the offices of such manager all books and records of account, contracts, leases and leasing correspondence, receipts for deposits, unpaid bills and other papers or documents which pertain to the operation of the Property together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property. Except as expressly provided herein, Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices in Dallas, Texas, nor shall it include any computer software or computer programs used by the manager of the Property or Seller in

Equity Drive (Westway) Purchase Agreement	Page 8

connection with the Property, it being understood and agreed that the foregoing items are not part of the “Property” to be conveyed to Purchaser hereunder. After the Closing, Seller shall have the right for a period of one (1) year upon at least forty-eight (48) hours written notice and then only during business hours, to inspect the books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other reasonable purpose related to Seller’s prior ownership of the Property, and this provision shall survive Closing.

4.7         Preservation of Right to Contest. Seller reserves the right to contest after Closing taxes and assessments with respect to the Property and interest or penalties pertaining thereto, to the extent same are applicable to periods prior to Closing, and Seller shall be entitled to any refunds made with respect to such contested taxes. Subject to Section 4.4(a), all taxes imposed because of a change of use or ownership of the Property after or in connection with the Closing shall be for the account of Purchaser, and Purchaser shall indemnify and hold Seller harmless of, from and against any and all costs, damages, expenses, claims, or liability arising from the imposition of any such taxes. The provisions of this Section shall survive the Closing. Notwithstanding the foregoing, Seller shall not file a tax protest for 2011 taxes unless the protest deadline date will occur prior to Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1         Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser as follows:

(a)         Seller is organized, validly existing and in good standing under the laws of the state of its formation. Seller has the limited liability company or appropriate entity right, power and authority to sell and convey the Property as provided in this Agreement and to carry out Seller’s obligations hereunder. The individuals executing this Agreement on behalf of Seller have the right, power and authority to do so and this Agreement constitutes the legal, valid and binding obligation of Seller.

(b)         To Seller’s knowledge, the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions or constitute a default under any instrument or obligation to which Seller is now a party.

(c)         Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

(d)         Seller has received no notice of pending or to Seller’s knowledge, threatened, condemnation or similar proceeding affecting the Property or any portion thereof.

(e)         All leasing commissions and tenant improvement costs due with regard to the primary lease terms of existing tenants have been paid except as set forth on Schedule 4.4(f) and all leasing commission agreements which survive the Closing have been provided to Purchaser.

(f)         The documents heretofore delivered or otherwise made available for viewing include true and complete copies of the Leases and service contracts used by Seller and Seller’s property manager in the day-to-day operation and management of the Property and the current rent roll (attached as Exhibit M) used by Seller and Seller’s property manager in the operation of the Property. To Seller’s knowledge, neither the landlord nor the tenants under the Leases are in

Equity Drive (Westway) Purchase Agreement	Page 9

default under the Leases in any material respect, and the Leases are in full force and effect. Except as provided in the Commitment and except for the tenants under the Leases, no party has a right of possession in the Property.

(g)         Seller has received no written notice claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement, including without limitation, any violation of an environmental law, affecting any portion of the Property that has not been corrected and to Seller’s knowledge, no material violation currently exists except as disclosed in writing to Purchaser.

(h)         Seller has not been served with or received any written notice of any action, litigation, arbitration or other judicial or administrative proceeding which is still pending with respect to the Property, nor to Seller’s Knowledge, has any such litigation been filed or threatened with respect to the Property, except personal injury claims that are otherwise insured by insurance policies maintained by Seller and currently in effect.

(i)         Neither Seller, nor to Seller’s actual knowledge without inquiry, any of its respective partners, members, shareholders, owners, employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on the OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), or other governmental action.

(j)         No underground storage tanks have been placed on or removed from the Property by Seller.

(k)         To Seller’s knowledge, Seller has not entered into any material contractual obligations of Seller that will materially and adversely affect the Property after Closing, except as disclosed in the Commitment or Property Documents or which will be terminated or assigned (as contemplated in Section 1.1(e)) as of the Closing.

5.2         Notice of Breach.

(a)         To the extent that, before the Effective Date, Purchaser obtains actual knowledge or is deemed to know that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the Effective Date. For purposes hereof, Purchaser shall be deemed to know all information set forth in the written materials delivered to Purchaser in respect of the Property.

(b)         If after the Effective Date but prior to the Closing, Purchaser first obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) days after obtaining such actual knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to a reasonable adjournments of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty, then Purchaser, as its sole remedies for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations

Equity Drive (Westway) Purchase Agreement	Page 10

and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) if Purchaser first obtained actual knowledge of such material misrepresentation or breach of warranty after the Effective Date, to terminate this Agreement in its entirety by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Earnest Money shall be returned to Purchaser, Purchaser shall be entitled to the Break-Up Fee and thereafter neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

5.3         Survival of Representations. It is the intent of Seller and Purchaser that the representations and warranties made by Seller in Section 5.1 above (the “Representations”) shall survive Closing for a period of one (1) year after the date of Closing. Accordingly, Purchaser and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought under this Agreement by Purchaser against Seller for breach of any Representations shall be forever barred unless Purchaser (a) delivers to Seller no later than one (1) year after the date of Closing a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Purchaser’s good faith estimate of its damages arising out of such claim, and (b) files a complaint or petition against Seller alleging such claim in an appropriate state or federal court in Dallas County, Texas, no later than two (2) years after the date of Closing. In no event shall Seller be liable after the date of Closing for its breach of any Representations if such breach was actually known to Purchaser prior to the completion of Closing. Seller’s liability for breach of any Representations shall be limited as follows: (i) Seller shall have liability for breach of Representations only if the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000), in which event the full amount of such claims shall be actionable, and (ii) Seller’s aggregate liability to Purchaser for breaches of the Representations shall not exceed the amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the “Cap”), it being agreed that in no event shall Seller’s aggregate liability for such breaches exceed the amount of the Cap.

5.4         Covenants of Seller. Seller hereby covenants as follows:

(a)         Between the Effective Date and the Closing Date, Seller shall maintain the Property in its present condition, ordinary wear and tear excepted;

(b)         Between the Effective Date and the Closing Date, Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property; and

(c)         Between the Effective Date and the Closing Date, Seller shall lease, operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Property in the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) days notice. Seller shall terminate all service contracts.

(d)         A copy of each Lease presented to Seller between the Effective Date and the Closing Date for its approval and execution will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt of each such Lease of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any such Lease within the five-business-day period for such purpose set forth above, such failure shall be deemed the approval by Purchaser of such Lease. At Closing, Purchaser shall reimburse Seller for any Tenant

Equity Drive (Westway) Purchase Agreement	Page 11

Inducement Costs or leasing commissions incurred by Seller pursuant to a new Lease approved (or deemed approved) by Purchaser.

(e)         From the Effective Date until the Closing Date, Seller shall not sell, transfer or otherwise dispose of the Property, or any portion thereof, nor enter into any leases, service contracts, trust deeds, mortgages, restrictions, encumbrances, liens, licenses or other instruments or agreements affecting the Property except in the ordinary course of business.

5.5         Actual Knowledge of Seller. All references in this Agreement to the “actual knowledge” of Seller or “to Seller’s knowledge” shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of the Dallas, Texas office of Seller and the Houston property management office and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate of Seller or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employees” shall refer to Kmeal Winters, an employee of Seller who has responsibility for overseeing the management of the Property, among other assets of Seller and Debbie Fujimoto, the property manager of the Property.

5.6         Representations of Purchaser. Purchaser hereby represents as follows: Neither Purchaser, nor to Purchaser’s actual knowledge without inquiry, any of its respective partners, members, shareholders, owners, employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on the OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), or other governmental action.

5.7         Tenant Estoppels. Seller shall obtain an estoppel certificate, in form substantially in accordance with Exhibit J attached hereto and made a part hereof for all purposes (the “Estoppel Certificate”), executed by each tenant under the Leases; provided, however, that if Seller is unable to procure the Estoppel Certificates from all such tenants, Purchaser may terminate this Agreement. Further, Seller shall cooperate with Purchaser to distribute with the Estoppel Certificates any subordination, non-disturbance and attornment agreements (the “SNDAs”) prepared by Purchaser on behalf of its lender and delivered to Seller. However, aside from making the distribution to the tenants under the Leases and monitoring receipt of same, Seller shall have no obligation with respect thereto, and Seller’s failure to obtain the SNDAs shall not affect Seller’s or Purchaser’s rights under this Agreement.

5.8         Conditions to Purchaser’s Obligation to Close. In addition to all other conditions set forth in this Agreement, the obligation of Purchaser to consummate the transaction contemplated hereunder shall be contingent upon the following:

(a)         The Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

(b)         The credit rating of Cameron International shall not be downgraded below investment grade (BBB-) according to Standard and Poor’s prior to the Closing Date, provided, however, if such credit rating is downgraded as set forth above after the initial Closing Date and prior to the Extended Closing Date, should Purchaser elect to extend the Closing Date, then this Section 5.8(b) shall no longer be a condition to close and Purchaser shall have no right to terminate pursuant to this Section; and

Equity Drive (Westway) Purchase Agreement	Page 12

(c)         Seller has delivered to Purchaser an estoppel certificate, in form substantially in accordance with Exhibit P attached hereto and made a part hereof for all purposes, executed by Westway Park Owners’ Association, Inc., a Texas not-for-profit corporation.

ARTICLE VI

DEFAULT; REMEDIES

6.1         Default of Purchaser. In the event Purchaser fails to perform its material obligations pursuant to this Agreement (it being agreed by the parties that payment of the Purchase Price is a material obligation) for any reason except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In the event of Purchaser’s default and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

6.2         Default of Seller. In the event Seller fails to perform its material obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Purchaser may (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing, in which event Purchaser shall be entitled to receive back the Earnest Money, or (ii) sue for specific performance. The remedies set forth in this Section 6.2 shall be the sole and exclusive remedies available to Purchaser for Seller’s failure to close the transaction which is the subject of this Agreement in accordance with the provisions of this Agreement. Notwithstanding the foregoing, in the event that specific performance is unavailable solely as a result of Seller having conveyed the Property to another purchaser in violation of this Agreement and Purchaser is not then in default, Purchaser shall be entitled to exercise all rights and remedies available at law or in equity.

6.3         Post-Closing Remedies. Notwithstanding the provisions of Sections 6.1 and 6.2 above, in the event that after the termination of this Agreement or after Closing, as the case may be, a party (the “Defaulting Party”) breaches an obligation hereunder which is expressly stated herein to survive the termination of this Agreement or Closing or which is contained in the documents executed at Closing, as the case may be, the Defaulting Party shall be liable to the other party (the “Non-Defaulting Party”) for the direct, actual damages incurred by the Non-Defaulting Party as a direct result of such breach. In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

ARTICLE VII

RISK OF LOSS

7.1         Minor Damage. In the event of loss or damage to the Property or any portion thereof (the “premises in question”) which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, reduces the cash

Equity Drive (Westway) Purchase Agreement	Page 13

portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.

7.2         Major Damage. In the event of a “major” loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question and credit to Purchaser the amount of any deductible or uninsured loss. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater One Million Five Hundred Thousand Dollars ($1,500,000); (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property or (iii) any loss or damage that permits a tenant to terminate its Lease.

7.3         Uniform Vendor and Purchaser Risk Act Not Applicable. It is the express intent of the parties hereto that the provisions of Sections 7.1 and 7.2 govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.

ARTICLE VIII

DISCLAIMERS AND WAIVERS

8.1         No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, if any budget or similar document is delivered by Seller to Purchaser, Seller makes no representation or warranty as to the accuracy thereof, nor shall any such document be construed to impose upon Seller any duty to spend the amounts set forth in such budget or other document.

8.2         Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR

Equity Drive (Westway) Purchase Agreement	Page 14

REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AT CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AT CLOSING. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AT CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, EXCEPT AS SET FORTH BELOW, PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT ANY REMEDY PROVIDED TO PURCHASER UNDER SECTION 6.3 OF THIS AGREEMENT OR UNDER ANY DOCUMENTS EXECUTED AT CLOSING, OR PRECLUDE PURCHASER FROM BRINGING A CLAIM AGAINST SELLER OR JOINING SELLER IN ANY ACTION BY A THIRD PARTY TO REMEDY THIRD PARTY CLAIMS RELATING TO MATTERS ACCRUING PRIOR TO CLOSING,

Equity Drive (Westway) Purchase Agreement	Page 15

AND IN ANY EVENT, SELLER SHALL REMAIN LIABLE FOR ALL CLAIMS OF THIRD PARTIES ACCRUING PRIOR TO THE CLOSING.

8.3         Effect and Survival of Disclaimers. Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VIII. Seller and Purchaser agree that the provisions of this Article VIII shall survive Closing.

ARTICLE IX

MISCELLANEOUS

9.1         Broker. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser’s purchase of the Property except Holliday Fenoglio Fowler, L.P. (“Broker”). If (and only if) the transaction that is the subject of this Agreement is consummated, Seller shall pay a commission to Broker pursuant to a separate written agreement between Seller and Broker. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party except Broker. The foregoing representations, warranties and indemnifications contained in this Section shall survive the Closing. The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

9.2         ERISA. Purchaser represents that Purchaser is not an employee benefit plan or a governmental plan or a party in interest of either such a plan, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan. As used herein, the terms “employee benefit plan,” “party in interest,” “plan assets” and “governmental plan” shall have the respective meanings assigned to such terms in ERISA, and the term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith. Upon the request of Seller, Purchaser shall deliver to Seller at Closing a certificate stating that the foregoing representations are true and correct and containing an agreement by Purchaser to indemnify Seller against any inaccuracy in such representations. The foregoing covenants shall survive Closing.

9.3         Assignment. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion. Subject to the conditions set forth in this Section 9.3, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement accruing after the assignment, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Purchaser from any obligations hereunder until the transaction contemplated herein has closed. For purposes of this Section 9.3, the term “Permitted Assignee” shall mean any entity controlled by, controlling or under common control with Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign

Equity Drive (Westway) Purchase Agreement	Page 16

this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA. In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is reasonably requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.

9.4         Confidentiality. The information supplied to or made available to Purchaser by Seller pursuant to this Agreement or made available to Purchaser by Seller pursuant to that certain Access Agreement between Seller and Purchaser dated as of November 22, 2010, other than information available to the public other than through violation of the provisions herein (collectively, the “Confidential Materials”), shall not be released or disclosed to any other parties unless and until this transaction has closed without the prior written consent of Seller. Seller shall not withhold its consent to disclosure of such information other than Purchaser’s attorney or to any prospective lender or to any other agent, employee, contractor, investor, consultant, officer, director, partner, principal, member, or accountant to the extent necessary or desirable to assist the acquisition of the Property. Notwithstanding anything in this Agreement to the contrary, this obligation of confidentiality shall not apply to disclosures compelled by law (including to make any required SEC, New York Stock Exchange or other securities market filings), any order of a court of competent jurisdiction or by a lawful, proper subpoena, in which event Purchaser shall immediately notify Seller of the circumstances purporting to require such disclosure and shall refrain from such disclosure for the maximum period of time allowed by law so that Seller may take such actions as it may deem appropriate to protect the Confidential Materials being sought. In the event that this transaction is not closed for any reason, then (a) Purchaser shall refrain, and shall cause its agents, representatives and accountants to refrain, from disclosing all such information to any other party, (b) Purchaser shall promptly return to Seller or destroy all Confidential Materials (including all copies thereof) which are in the possession of Purchaser or any of Purchaser’s agents or representatives, and (c) notwithstanding anything to the contrary contained elsewhere in this Agreement, the covenant set forth in the foregoing clauses (a) and (b) shall survive any termination of this Agreement for a period of one (1) year. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 9.4, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. Neither Seller nor Purchaser shall issue any press releases prior to or in connection with the Closing regarding any of the transactions contemplated herein without the consent of the other party, which obligation shall survive Closing or any termination of this Agreement.

9.5         Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:	Behringer Harvard Equity Drive LP Attention: Kmeal Winters 15601 Dallas Parkway, Suite 600 Addison, Texas 75001

With a copy to:	Powell Coleman & Arnold LLP Attention: Carol D. Satterfield 8080 North Central Expressway, Suite 1380 Dallas, Texas 75001

Equity Drive (Westway) Purchase Agreement	Page 17

If to Purchaser:	Wells Real Estate Funds, Inc. Attention: Keith Willby 6200 The Corners Parkway Norcross, Georgia 30092

With a copy to:	Jackson Walker L.L.P. Attention: Kurt D. Nondorf 1401 McKinney Street, Suite 1900 Houston, Texas 77010

Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered upon deposit, postage prepaid in the U.S. mail, or (b) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, or (c) delivered by hand delivery, in which case it shall be deemed delivered upon receipt. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

9.6         Time of Essence. Time is of the essence in this Agreement.

9.7         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8         Captions. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

9.9         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.10         Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

9.11         Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

9.12         Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller’s Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 9.12 shall survive the termination of this Agreement and the Closing.

Equity Drive (Westway) Purchase Agreement	Page 18

9.13         No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

9.14         Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

9.15         Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.16         Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time.

9.17         Applicable Law. THIS AGREEMENT IS PERFORMABLE IN HARRIS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN HARRIS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN HARRIS COUNTY, TEXAS. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

9.18         Municipal Utility District Notices. Purchaser agrees that if the Property or any portion thereof is located in a municipal utility district, Purchaser will, within five (5) days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Purchaser with respect to the Property.

9.19         Exhibits and Schedules. The following schedules or exhibits attached hereto (herein sometimes being referred to as “Exhibit”) shall be deemed to be an integral part of this Agreement:

Exhibit A	Legal Description;
Exhibit B	Property Documents
Exhibit C	Special Warranty Deed
Exhibit D	Bill of Sale
Exhibit E	Assignment of Leases and Security Deposits
Exhibit F	Assignment and Assumption of Intangible Property and Other Rights
Exhibit G	Tenant Notice Letters
Exhibit H	FIRPTA Affidavit

Equity Drive (Westway) Purchase Agreement	Page 19

Exhibit I	Agreement Regarding Disclaimers
Exhibit J	Form of Tenant Estoppel
Exhibit K	Personal Property
Exhibit L	Survey Requirements
Exhibit M	Rent Roll
Exhibit N	Auditor’s Letter of Representation
Exhibit O	Permitted Exceptions
Exhibit P	Form of Owners’ Association Estoppel

9.20         Tender of Offer. Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement shall constitute an offer which has been submitted by Purchaser to Seller for Seller’s approval. By executing this Agreement and submitting same to Seller, Purchaser acknowledges and agrees as follows: (a) this Agreement may be approved or disapproved by Seller in its sole and unfettered discretion, with Seller having the right to disapprove this Agreement for any reason whatsoever, and (b) Seller’s approval of this Agreement shall be evidenced only by Seller’s execution of this Agreement and delivery of a counterpart hereof executed by both Seller and Purchaser to the Title Company. Purchaser acknowledges that Purchaser has not, will not and cannot rely upon any other statement or action of Seller or its representatives as evidence of Seller’s approval of this Agreement.

9.21         Like Kind Exchange. In the event that Seller elects to sell the Property or Purchaser desires to utilize the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code, Seller and Purchaser agree to cooperate with the other in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided that: (a) the Closing shall not be delayed; (b) non-requesting party incurs no additional cost or liability in connection with the like-kind exchange; (c) the party requesting the exchange pays all costs associated with the like-kind exchange; and (d) Purchaser is not obligated to take title to any property other than the Property.

9.22         Cooperation with Purchaser’s Auditors and SEC Filing Requirements. Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser (or Wells Core Income Operating Partnership, L.P., a Delaware limited partnership, or Wells Core Office Income REIT, Inc., a Maryland corporation) to file its Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission (“SEC”). At Purchaser’s sole cost and expense, Seller shall allow Purchaser’s auditor (Frazier & Deeter or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the last complete fiscal year immediately preceding year, and shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. Seller agrees to provide to Purchaser’s auditor, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser to make any required filings with the SEC or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information. In connection with the foregoing, at no cost to Seller, and at the specific request of Purchaser, Seller shall cooperate reasonably with Purchaser to arrange for interviews of tenants and governmental authorities in connection with the Property. All books, records, materials and responses to questions provided to

Equity Drive (Westway) Purchase Agreement	Page 20

Purchaser or Purchaser’s auditors pursuant to the foregoing provisions shall be provided without representation or warranty as to the accuracy or completeness thereof or otherwise; however, Seller agrees to provide good faith responses to the requests and questions submitted to Seller by Purchaser or its auditors. Notwithstanding anything to the contrary contained herein, Seller shall only be obligated to provide to Purchaser Seller’s accounting information at the Property level, and shall not be obligated to provide any information concerning Seller’s capital structure or debt or any Proprietary Information (as defined below). For the purposes of this Agreement, “Proprietary Information” shall mean (A) information contained in Seller’s credit reports, credit authorizations, credit or financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, including any valuation documents and information regarding the value of the Property and the price paid by Seller therefor; (B) material which is subject to attorney-client privilege or which is attorney work product; (C) sales contracts, appraisal reports, letters or loan matters; (D) financial statements or information relating to Seller or any affiliate of Seller, but Property level financial statements shall not be considered to be Proprietary Information; (E) Seller’s tax returns; or (F) material which Seller is legally or contractually required to maintain as confidential. Notwithstanding anything to the contrary set forth herein, Purchaser expressly agrees that Seller’s delivery of any information under this Section 9.22 does not in any manner increase any liability of Seller hereunder. Seller shall, upon written request of Purchaser, deliver the audit letter attached hereto as Exhibit N.

9.23         Joinder. Seller shall cause IPC (US), Inc. to join in the execution of this Agreement for the sole purpose of guaranteeing the payment of any amounts that Seller may owe to Purchaser for breach of the representations made by Seller in Section 5.1 hereof.

[SIGNATURES FOLLOW ON NEXT PAGE]

Equity Drive (Westway) Purchase Agreement	Page 21

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

Dated: 1.25.11	BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership

	By:	/s/ Scott W. Fordham
Scott W. Fordham
Chief Financial Officer and Treasurer

PURCHASER:

Dated: 1.25.11	WELLS CORE REIT – WESTWAY ONE HOUSTON, LLC, a Delaware limited liability company

	By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

		By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its sole general partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Executive Vice President

Equity Drive (Westway) Purchase Agreement	Page 22

ACKNOWLEDGMENT BY TITLE COMPANY

The Title Company hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the 25th day of January 2011,

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Reno Hartfiel

Name:	Reno Hartfiel

Title:	Exec VP/Commercial Counsel

Equity Drive (Westway) Purchase Agreement	Page 23

JOINDER

IN WITNESS WHEREOF, the party listed below has executed this Agreement as of the day and year first written above to evidence its joinder of the obligations set forth in Section 9.23 herein.

IPC (US), Inc., a Delaware corporation

By:	/s/ Scott W. Fordham

Name:	Scott W. Fordham

Title:	Chief Financial Officer & Treasurer

Equity Drive (Westway) Purchase Agreement	Page 24

EXHIBIT A

LEGAL DESCRIPTION

A METES AND BOUNDS description of a 9.0140 acre tract situated in the W.C.R.R. Co. Survey, Section 9, Block 1, Abstract No. 917, Harris County, Texas, being all of a called 9.0140 acre tract conveyed to Behringer Harvard Equity Drive, LP by Special Warranty Deed filed for record under Clerk’s File Number 20090250881 of the Harris County Official Public Records of Real Property and being a portion of Unrestricted Reserve “A”, Block 1 of Westway Park, Sec. 5 as shown on a plat filed for record under Film Code Number 479029 of the Harris County Map Records; said 9.0140 acre tract being more particularly described as follows, with all bearings being based on North 89°17’21” East, along the north line of said 9.0140 acre tract:

BEGINNING at a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found in the east right-of-way of Sam Houston Tollway (300-foot wide), for the southwest corner of a called 9.8367 acre tract conveyed to Fort VII, LLC by Special Warranty Deed filed for record under Clerk’s File Number Z158534 of the Harris County Official Public Records of Real Property and the northwest corner of said 9.0140 acre tract and of said Unrestricted Reserve “A”, same being the northwest corner of the herein described tract, from which a 5/8-inch iron rod (with cap stamped “Brown & Gay”) bears South 35°32’30 West, 0.60 feet;

THENCE, North 89°17’21” East, 663.66 feet along the south line of said 9.8367 acre tract, the north line of said 9.0140 acre tract and the north line of said Unrestricted Reserve “A”, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found for the northeast corner of said 9.0140 acres, the northwest corner of a called 2.9862 acre tract conveyed to USFR Equity Drive Property, LLC by Special Warranty Deed filed for record under Clerk’s File Number Y997731 of the Harris County Official Public Records of Real Property, from which a found 5/8-inch iron rod bears North 89°17’21” East, 369.18 feet;

THENCE, South 00°42’39” East, 605.01 feet along the east line of said 9.0140 acre tract and the west line of said 2.9862 acre tract to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found in the north right-of-way of Equity Drive (width varies) as shown on a plat filed for record under Film Code Number 479022 of the Harris County Map Records and in the south line of said Unrestricted Reserve “A”, for the southwest corner of said 2.9862 acre tract and the southeast corner of said 9.0140 acre tract, same being the southeast corner of the herein described tract;

THENCE, in a westerly direction along the north right-of-way of said Equity Drive, the south line of said 9.0140 acre tract and the south line of said Unrestricted Reserve “A” the following six (6) courses and distances:

1.	South 89°17’23” West, 214.26 feet to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found, beginning a curve to the right;

2.

Along the arc of said curve to the right having a radius of 500.00 feet, a central of 03°20’30”, an arc length of 29.16 feet and a chord bearing North 89°02’22” West, 29.16 feet to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found;

3.	North 87°22’07” West, 271.04 feet to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found, beginning a curve to the left;

4.

Along the arc of said curve to the left having a radius of 500.00 feet, a central of 03°20’30”, an arc length of 29.16 feet and a chord bearing North 89°02’22” West, 29.16 feet to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found;

Exhibit A – Page 1

5.	South 89°17’23” West, 83.28 feet to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found, beginning a curve to the right;

6.

Along the arc of said curve to the right having a radius of 25.00 feet, a central angle of 88°45’11”, an arc length of 38.73 feet and a chord bearing North 46°20’01” West, 34.97 feet to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found in the east right-of-way of said Sam Houston Tollway;

THENCE, North 01°57’26” West, 563.18 feet along the east right-of-way of said Sam Houston Tollway, the west line of said 9.0140 acre tract and the west line of said Unrestricted Reserve “A” to the POINT OF BEGINNING, CONTAINING 9.0140 acres in Harris County, Texas as shown on drawing 1815 in the office of Cotton Surveying Company, The Woodlands, Texas.

Exhibit A – Page 2

EXHIBIT B

PROPERTY DOCUMENTS

Seller shall deliver via secure website or make available at the Property the following to Purchaser to the extent in Seller’s possession:

1.          Copies of all Leases, including any and all modifications or amendments thereto.

2.          A rent roll for the Property for the month in which this Agreement is executed, or if not yet available, the most recently available month, in the form customarily prepared for Seller by the current manager of the Property.

3.          Copies of all vendor, property maintenance and service contracts to which Seller is a party that are currently in effect with respect to the Property, including, but not limited to, all agreements for the provision of janitorial, maintenance, trash removal, landscaping and security services, to the extent in Seller’s possession.

4.          Copies of all leasing commission agreements with respect to the Property to which Seller is a party.

5.          Operating statements for the Property for year-to-date, 2009 and 2008 in the format customarily prepared for Seller by the current manager of the Property and general ledger expense portion for 2009 through September 2010.

6.          An inventory of the Personal Property, if any, to be conveyed to Purchaser at Closing.

7.          Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and for the previous two (2) years (or the period of Seller’s ownership of the Property, if less).

8.          All Governmental licenses and permits issued to Seller with respect to the Property to the extent in Seller’s possession, including specifically, without limitation, building permits, certificates of occupancy, and special or conditional use permits in Seller’s possession (at property as applicable).

9.          Plans and specifications for the Improvements, to the extent in Seller’s possession (at property as applicable).

10.        Copies of all guaranties and warranties covering the Property, to the extent in Seller’s possession (at property as applicable).

11.        Any environmental reports and property condition reports prepared with respect to the Property which are in Seller’s possession.

12.        Lease guaranties with documentation.

13.        Letters of Credit (if applicable, in lease files).

14.        Tenant estoppel(s) (if applicable, in lease files).

15.        Tenant SNDA(s) (if applicable, in lease files).

Exhibit B – Page 1

16.         Tenant Correspondence (in lease files).

17.         2010 and 2011 Operating Budget.

18.         Tenant, tax and operating expense billing statements: 2009.

19.         Year-to-date Aged Accounts Receivable report.

20.         Statement of Security Deposits(s).

21.         Tenant Financials (and, if applicable, Guarantors): recent quarter, 2009 and 2008 (if applicable, in lease files).

22.         Tenants’ Insurance Certificates (if applicable, in lease files).

23.         Property Loss History-Insurance (3 years).

24.         O&M Manuals (at property as applicable).

25.         Existing Survey.

26.         Zoning Report.

27.         Property Owner Association documents.

Exhibit B – Page 2

EXHIBIT C

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THAT BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership (hereinafter referred to as “Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by                                                              , a                                                               (hereinafter referred to as “Grantee”), whose mailing address is                                                                          , the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Harris County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and together with all improvements situated thereon and any right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way and to all utility and drainage capacity and other entitlements (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to collectively as the “Property”).

This conveyance is made subject only to all presently recorded instruments which are valid and affect the Property described on Exhibit B attached hereto (such matters being referred to herein as the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

Ad valorem taxes for the year 2011 have been prorated between Grantor and Grantee. By acceptance of this Special Warranty Deed, Grantee assumes payment of all property taxes on the Property for the year                          and subsequent years.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the          day of January 2011.

BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership

By:

Name:

Title:

Exhibit C – Page 1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the          day of January 2011, by                     ,                      of Behringer Harvard Equity Drive LP, a Delaware limited partnership, on behalf of said limited partnership.

Notary Public

Exhibit C – Page 2

EXHIBIT D

BILL OF SALE

Seller, BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware (“Seller”), having its principal place of business at Dallas, Texas, in consideration of Ten Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to                         , a                          (“Purchaser”), the following described personal property, to-wit:

All of the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, and all replacements thereof now owned by Seller and located in or on the real estate described on Exhibit A attached hereto and made a part hereof, excepting therefrom any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the improvements situated on said real estate, or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in connection with the sale and purchase of the real property and improvements thereon described in that certain Purchase Agreement between Seller and Purchaser dated                         , 2011, as described on Exhibit B attached hereto.

SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE FOREGOING PROPERTY, AND THE SAME IS SOLD IN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. BY EXECUTION OF THIS BILL OF SALE, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE FOREGOING PROPERTY FOR ANY PARTICULAR PURPOSE, THAT SELLER MAKES NO WARRANTY OR MERCHANTABILITY, QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THAT THE FOREGOING PROPERTY IS BEING SOLD TO PURCHASER WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this          day of January 2011.

BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership

By:

Name:

Title:

Exhibit D – Page 1

EXHIBIT A

to Bill of Sale

LEGAL DESCRIPTION

Exhibit D – Page 2

EXHIBIT B

to Bill of Sale

PERSONAL PROPERTY

[Such list is subject to change and shall be modified at the Closing to reflect the current list of personal property.]

Inventory Item

Year Aquired

Numb Ite

Furniture & fixtures

Metal desk

Metal 4 dawer cabinet

Metal 5 shelf book case

5’ folding table wood top

5’ plastic top folding table

stackable black plastic chairs

Total

Mobile Radio, telephones, Cell phones, & Fax

Cell Phone Black Berry curve 8530 Smart Phone

Kenwood Radios

Total

Computers – Engineering Office

Dell Optiplex 320

Dell Optiplex 755

HP Laser Jet printer P201 5dn

HP Deskjet D4260

Total

Misc. Tools

Dewalt rotary hammer

Dewalt 7 ¼ skill saw

Dewalt saw all

Fluke 971 temp/humi meter

Fluke amp/voltage meter

Ridgdid 3/8 12v drill 2 batteries

Speedex key cutter

Honda pressure washer

Subaru portable gen

Ridgid vise 4 1/2

Work bench

5 gal gas can

Sheet rock dolly

2 wheel dolly

6 drawer plastic tool set

Janitoral cart

3 piece level set

2 wheel barrels

2 piece pipe wrench set

Flat nail remover bar

hacksaw

3piece sheet metal cutters set

ID number stamper 0 thru 9

ID stamer a thru z

1 lb sledge hammer

ball pein hammer

claw hammer

Allen wrench combo set

Standard Allen set

Hamess @ lanyard

Grease gun

Platfrom 4’ ladder

6’ladder

8’ ladder

Combo wrench set 3/8 thru 1 ¼

Electrical safety combo screw driver set

5 piece nut driver set

3 piece crescent wrench set

Phillps screw drivers

Flat head Screw drivers

vise grips

spud wrench

Linemans pliers

dikes pliers

wire strippers

Channel locks

Pliers

needless nose pliers

16 pieces drill bits

3 flash lights

files

sheetrock saw

Small flat cart

wet vac

Hand held vac

High voltage repair kit

Total

2008

2008

2008

2008

2008

2008

7

2010

2009

5

2007

2008

2006

2007

4

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

1

8

6

2

1

2

1

2

2

1

1

1

3

2

1

1

1

1

1

76

Exhibit D – Page 3

EXHIBIT E

ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership (“Assignor”), in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to                         , a                          (“Assignee”), all of Assignor’s right, title and interest in and to all leases as set forth on Exhibit B attached hereto, including any and all security deposits made by tenants pursuant to said leases, in effect at the real property in Harris County, Texas more particularly described on Exhibit A attached hereto (“Existing Leases”); provided, however, that Assignor reserves and retains for itself any and all claims and causes of action that have accrued to Assignor under Existing Leases prior to the effective date of this Assignment of Leases and Security Deposits. Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignee arising from the failure of Assignor prior to the effective date hereof to fulfill, perform, and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder.

IN WITNESS WHEREOF, Assignor has executed this Assignment to be effective as of the          day of January 2011.

ASSIGNOR:

BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership

By:

Name:

Title:

Exhibit E – Page 1

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment of Leases and Security Deposits and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases hereby assigned, which arise on or after the effective date hereof, including the return of security deposits to the extent such security deposits are actually received by Assignee, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of Assignee from and after the effective date hereof to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder, including the return of security deposits to the extent such security deposits are actually received by Assignee, which arise on or after the effective date hereof.

IN WITNESS WHEREOF, this Acceptance has been executed to be effective as of the          day of January 2011.

ASSIGNEE:
,
a

By:

Name:

Title:

Exhibit E – Page 2

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

AND OTHER RIGHTS

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

FOR VALUE RECEIVED, BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership (“Assignor”) hereby conveys, assigns, transfers, and sets over unto                         , a                          (“Assignee”), all the right, title and interest of Assignor in and to any and all intangible property owned by Assignor and used in connection with the real estate described on Exhibit A attached hereto and made a part hereof, and the buildings and improvements located thereon (“Property”), including without limitation, the right, if any, to use the name “Westway One Office Building” (specifically excluding, however the name “Behringer Harvard,” any derivative thereof or any name which includes the name “Behringer Harvard’ or any derivative thereof), all plans and specifications in the possession of Assignor which were prepared in connection with any of the Property, all assignable licenses, permits and warranties now in effect with respect to the Property, all assignable written contracts and commitments, if any, described on Exhibit B attached hereto and made a part hereof, all assignable equipment leases and all rights of Assignor thereunder relating to equipment located on the Property which will survive the closing hereunder, but excluding cash on hand and in bank and escrow accounts.

This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

Assignee hereby accepts the foregoing Assignment and Assumption of Intangible Property and Other Rights and agrees to become responsible for and assume, fulfill, perform, discharge and observe all obligations, covenants, conditions and provisions accruing or arising or required from and after the date hereof with respect to the contracts described on Exhibit B hereto. Assignor shall remain liable for all such obligations to the extent arising or accruing prior to the date hereof.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Intangible Property and Other Rights to be effective as of the          day of January 2011.

BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership

By:

Name:

Title:

Exhibit F – Page 1

,
a

By:

Name:

Title:

Exhibit F – Page 2

EXHIBIT G

NOTICE OF PURCHASE AND LEASE ASSIGNMENT TO TENANTS

                         , 2011

[Name and Address of Tenant]

Re: Sale of

Gentlemen:

Please be advised that                                 , a                                  (“Purchaser”) has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease (the “Lease”) with the current landlord, Behringer Harvard Equity Drive LP (“Behringer Harvard”). In connection with such purchase, Behringer Harvard has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $                         (the “Security Deposit”) to Purchaser. Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit, the intent of Purchaser and Behringer Harvard being to relieve Behringer Harvard of any liability for the return of the Security Deposit.

All rental and other payments that become due subsequent to the date hereof should be payable to                          and should be addressed as follows:

In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to                          at the address above.

Very truly yours,

,
a

By:

Name:

Title:

Exhibit G – Page 1

BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership

By:

Name:

Title:

Exhibit G – Page 2

EXHIBIT H

FIRPTA AFFIDAVIT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                                 , a                                  (Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by Behringer Harvard Equity Drive LP, a Delaware limited partnership (“Transferor”), the undersigned hereby certifies as follows:

1.        Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.        Transferor’s U.S. employer identification number is: #26-1613467;

3.        Transferor’s office address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the          day of January 2011.

BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership

By:

Name:

Title:

SWORN TO AND SUBSCRIBED BEFORE ME this          day of January 2011.

Notary Public

Exhibit H – Page 1

EXHIBIT I

AGREEMENT REGARDING DISCLAIMERS

This Agreement Regarding Disclaimers (this “Agreement”) is made to be effective as of the          day of January 2011, by                                 , a                                  (“Purchaser”), for the benefit of Behringer Harvard Equity Drive LP, a Delaware limited partnership (“Seller”).

RECITALS

A.        Seller and Purchaser executed that certain Purchase Agreement (herein so called) dated to be effective as of the          day of January 2011, regarding the sale and purchase of certain property more specifically described therein (the “Property”).

B.        The Purchase Agreement requires that at Closing (as defined in the Purchase Agreement) Purchaser shall execute this Agreement;

NOW THEREFORE, Purchaser does hereby reconfirm the matters set forth in Article VIII of the Purchase Agreement.

Seller and Purchaser agree that the provisions of Article VIII of the Purchase Agreement shall survive Closing.

1.

PURCHASER:

,
a

By:

Name:

Title:

Exhibit I – Page 1

EXHIBIT J

TENANT ESTOPPEL CERTIFICATE

To:

Wells Core REIT – Westway One Houston, LLC, a Delaware limited liability company (“Purchaser”), Regions Bank, as administrative agent (the “Agent”) for the Lenders party from time to time to that certain Credit Agreement dated November 19, 2010, among Wells Core Office Income Operating Partnership, L.P. (the “Borrower”), the Lenders, and Regions Bank, and their successors and assigns

Re:	Property Address: (“Property”)

Lease Date:                     , 20

Lease Amendments:

Between: [                    ] (“Landlord”) and [                    ] (“Tenant”)

Square Footage Leased: [                ] (“Premises”)

Tenant understands that Purchaser is acquiring the Property and that the Lenders are contemplating making or have made certain loans that would be secured in part by that certain Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing against the Property. Tenant, as the tenant under the above-referenced lease (as amended by the amendments, listed above, the “Lease”) hereby certifies to and agrees with Landlord, Purchaser, Agent, Borrower, and their respective successors and assigns as follows.

1.        The Lease is in full force and effect and has not been modified, supplemented, or amended except by the amendment(s) listed above. The Lease represents the entire agreement between the parties as to the Property, and Tenant claims no rights with respect to the Property other than as set forth in the Lease. A true and correct copy of the entire Lease is attached to this estoppel certificate.

2.        Tenant has paid rent for the Premises up to and including             . The amount of fixed monthly base rent currently payable is                                 . No rent has been or will be paid more than one (1) month in advance of its due date. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, except as may be stated in the Lease.

3.        Tenant has paid a security deposit of $            .

4.        The commencement date of the Lease was                     . The Lease termination date is                     . [Tenant has the option to renew or extend the Lease for                 ].

5.        [Except as provided in Section          of the Lease,] Tenant has (i) no renewal, extension or expansion option and (ii) no right of first offer or right of first refusal to purchase any part of the property demised thereunder or the building of which the property demised thereunder is a part.

6.        All work to be performed to the Premises for Tenant under the Lease has been performed and accepted by Tenant. All payments, free rent, or other credits, allowances or abatements required to be given under the Lease to Tenant with respect to work to be performed to the Premises have been received by Tenant. Tenant is in physical occupancy of the Premises and is operating its business in the Premises.

7.        To Tenant’s knowledge, as of the date hereof there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by Tenant or Landlord under the Lease. To Tenant’s knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord with respect to the Lease or the Premises.

Exhibit J – Page 1

8.        Tenant has no existing claims, counterclaims, defenses or offsets by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease.

9.        Tenant has not assigned any of its rights under the Lease. Tenant does not hold the Premises under assignment or sublease.

10.        [Other than as set forth in that certain Sublease dated              between Tenant, as Sublessor, and             , as Sublessee], no other portion of the Premises has been sublet.

11.        No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state.

12.        Tenant is not entitled to any Landlord’s contribution [other than the Tenant improvement allowance set forth in Section          of the Lease, or as provided under the terms of the Lease].

13.        Tenant has not received any notice from any insurance company of any defects or inadequacies of the Premises.

14.        Tenant has no early termination rights other than those set out in the Lease.

15.        The undersigned has all requisite authority to execute this Certificate on behalf of Tenant. The undersigned acknowledges that Purchaser, Agent, Borrower, the Lenders, and Landlord have requested the information contained herein and are relying (and will rely) on the truth and accuracy of the representations made herein and upon the authority of the undersigned to execute this Certificate on behalf of Tenant, in connection with the sale of the Property and Lenders’ decision to accept the Property as Borrowing Base Property (as defined in the Credit Agreement). Nothing in this Certificate is intended to alter or modify the terms of the Lease, nor to impose any additional obligations on the undersigned. The person executing this certificate on behalf of Tenant is duly authorized to execute this certificate.

[Signature pages follow.]

Exhibit J – Page 2

Executed by Tenant on             , 20__.

TENANT:

By:	(SEAL)

Name:

Title:

STATE OF	)
	)	ACKNOWLEDGEMENT
COUNTY OF	)

Before me, the undersigned authority, personally appeared                      as                      of                      and after being first duly sworn by me acknowledged the execution of the foregoing Tenant Estoppel Certificate as his/her free act and deed, under authority duly vested in him/her by said                     .

WITNESS by hand and official seal, this          day of                      20        .

Notary Public for

My commission expires:

[SEAL]

Exhibit J – Page 3

JOINDER OF GUARANTOR

The undersigned, being the guarantor of the obligations of Tenant under the Lease, does hereby ratify and affirm the obligations of the undersigned as such guarantor of such obligations, and does hereby covenant and agree with Landlord, Purchaser, Agent, Borrower, and their respective successors and assigns that the obligations of the undersigned as such guarantor are binding and enforceable against the undersigned and that the guaranty set forth in or attached to the Lease is in full force and effect in accordance with its terms as of the date hereof.

,
a

By:

Name:

Title:

Exhibit J – Page 4

EXHIBIT K

PERSONAL PROPERTY

[Such list is subject to change and shall be modified at the Closing to reflect the current list of personal property.]

Inventory Year Aquired Numb Ite

Item

Furniture & Fixtures

Metal desk 2008

Metal 4 dawer cabinet 2008

Metal 5 shelf book case 2008

5’ folding table wood top 2008

5’ plastic top folding table 2008

stackable black plastic chairs 2008

Total 7

Mobile Radio, telephones, Cell phones, & Fax

Cell Phone Black Berry Curve 8530 Smart Phone 2010

Kenwood Radios 2009

Total 5

Computers – Engineering Office

Dell Optiplex 320 2007

Dell Optiplex 755 2008

HP Laser Jet printer P2015dn 2006

HP Deskjet D4260 2007

Total 4

Misc. Tools

Dewalt rotary hammer 1

Dewalt 7 1/4 skill saw 1

Dewalt saw all 1

Fluke 971 temp/humi meter 1

Fluke amp/voltage meter 1

Ridgdid 3/8 12v drill 2 batteries 1

Speedex key cutter 1

Honda pressure washer 1

Subaru portable gen 1

Ridgid vise 4 1/2 1

work bench 1

5 gal gas can 1

Sheet rock dolly 1

2 wheel dolly 1

6 drawer plastic tool set 1

Janitoral cart 1

3 piece level set 1

2 wheel barrels 1

2 piece pipe wrench set 1

Flat nail remover bar 1

hacksaw 1

3piece sheet metal cutters set 1

ID number stamper 0 thru 9 1

ID stamer a thru z 1

1 lb sledge hammer 1

ball pein hammer 1

claw hammer 1

Allen wrench combo set 1

Standard Allen set 1

Metric Allen set 1

Harnees @ lanyard 1

Grease gun 1

Platfrom 4’ ladder 1

6’ ladder 1

8” ladder 1

Combo wrench set 3/8 thru 1 1/4 1

Electrical safety combo screw driver set 1

5 piece nut driver set 1

3 piece crescent wrench set 1

Phillps screw drivers 8

Flat head screw drivers 6

vise grips 2 spud wrench 1

Linemans pliers 2

dikes pliers 1

wire strippers 2

Channel locks 2

Pliers 1

needles nose pliers 1

16 pieces drill bits 1

3 flash lights 3

files 2

sheetrock saw 1

Small flat cart 1

wet vac 1

Hand held vac 1

High voltage repair kit 1

Total 76

Exhibit K – Page 1

EXHIBIT L

ALTA SURVEY REQUIREMENTS

2005 MINIMUM STANDARD DETAIL REQUIREMENTS FOR

ALTA/ACSM LAND TITLE SURVEYS

as adopted by

American Land Title Association

and

National Society of Professional Surveyors

(a member organization of the American Congress on Surveying and Mapping)

It is recognized that members of the American Land Title Association (ALTA) have specific needs, peculiar to title insurance matters, which require particular information for acceptance by title insurance companies when said companies are asked to insure title to land without exception as to the many matters which might be discoverable from survey and inspection and not be evidenced by the public records. In the general interest of the public, the surveying profession, title insurers and abstracters, ALTA and the National Society of Professional Surveyors, Inc. (NSPS) jointly promulgate and set forth such details and criteria for standards. It is recognized and understood that local and state standards or standards of care, which surveyors in those respective jurisdictions are bound by, may augment, or even require variations to the standards outlined herein. Where conflicts between the standards outlined herein and any jurisdictional statutes or regulations occur, the more restrictive requirement shall apply. It is also recognized that title insurance companies are entitled to rely on the survey furnished to them to be of an appropriate professional quality, both as to completeness and as to accuracy. It is equally recognized that for the performance of a survey, the surveyor will be provided with appropriate data which can be relied upon in the preparation of the survey.

For a survey of real property and the plat or map of the survey to be acceptable to a title insurance company for purposes of insuring title to said real property free and clear of survey matters (except those matters disclosed by the survey and indicated on the plat or map), certain specific and pertinent information shall be presented for the distinct and clear understanding between the client (insured), the title insurance company (insurer), and the surveyor (the person professionally responsible for the survey). These requirements are:

1.        The client shall request the survey or arrange for the survey to be requested and shall provide a written authorization to proceed with the survey from the person responsible for paying for the survey. Unless specifically authorized in writing by the insurer, the insurer shall not be responsible for any costs associated with the preparation of the survey. The request shall specify that an “ALTA/ACSM LAND TITLE SURVEY” is required and shall designate which of the optional items listed in Table A are to be incorporated. The request shall set forth the record description of the property to be surveyed or, in the case of an original survey, the record description of the parent parcel that contains the property to be surveyed. Complete copies of the record description of the property (or, in the case of an original survey, the parent parcel), any record easements benefiting the property; the record easements or servitudes and covenants burdening the property (“Record Documents”); documents of record referred to in the Record Documents; and any other documents containing desired appropriate information affecting the property being surveyed and to which the survey shall make reference shall be provided to the surveyor for notation on the plat or map of survey.

2.        The plat or map of such survey shall bear the name, address, telephone number, and signature of the professional land surveyor who performed the survey, his or her official seal and registration number, the date the survey was completed, the dates of all of the surveyor’s revisions and the caption “ALTA/ACSM Land Title Survey” with the certification set forth in paragraph 8.

3.        An “ALTA/ACSM LAND TITLE SURVEY” shall be in accordance with the then-current “Accuracy Standards for Land Title Surveys” (“Accuracy Standards”) as adopted, from time to time by the National Society of Professional Surveyors and the American Land Title Association and incorporated herein by reference.

4.        On the plat or map of an “ALTA/ACSM LAND TITLE SURVEY,” the survey boundary shall be drawn to a convenient scale, with that scale clearly indicated. A graphic scale, shown in feet or meters or both, shall be included. A north arrow shall be shown and when practicable, the plat or map of survey shall be oriented so that north is at the top of the drawing. Symbols or abbreviations used shall be identified on the face of the plat or map by use of a legend or other means. If necessary for clarity, supplementary or exaggerated diagrams shall be presented accurately on the plat or map. The plat or map shall be a minimum size of 8 1/2 by 11 inches.

5.        The survey shall be performed on the ground and the plat or map of an “ALTA/ACSM LAND TITLE SURVEY” shall contain, in addition to the required items already specified above, the following applicable information:

(a)

All data necessary to indicate the mathematical dimensions and relationships of the boundary represented, with angles given directly or by bearings, and with the length and radius of each curve, together with elements necessary to mathematically define each curve. The point of beginning of the surveyor’s description shall be shown as well as the remote point of beginning if different. A bearing base shall refer to some well-fixed line, so that the bearings may be easily re-established. The North arrow shall be referenced to its bearing base and should that bearing base differ from record title, that difference shall be noted.

(b)	When record bearings or angles or distances differ from measured bearings, angles or distances, both the

2005 Version	1

Exhibit L – Page 1

record and measured bearings, angles, and distances shall be clearly indicated. If the record description fails to form a mathematically closed figure, the surveyor shall so indicate.

(c)

Measured and record distances from comers of parcels surveyed to the nearest right-of-way lines of streets in urban or suburban areas, together with recovered lot coners and evidence of lot corners, shall be noted. For streets and highways abutting the property surveyed, the name, the width and location of pavement relative to the nearest boundary line of the surveyed tract, and the width of existing rights of way, where available from the controlling jurisdiction, shall be shown. Observable evidence of access (or lack thereof) to such abutting streets or highways shall be indicated. Observable evidence of private roads shall be so indicated. Streets abutting the premises, which have been described in Record Documents, but not physically opened, shall be shown and so noted

(d)

The identifying titles of all recorded plats, filed maps, right of way maps, or similar documents which the survey represents, wholly or in part, shall be shown with their appropriate recording data, filing dates and map numbers, and the lot, block, and section numbers or letters of the surveyed premises. For non-platted adjoining land, names, and recording data identifying adjoining owners as they appear of record shall be shown. For platted adjoining land, the recording data of the subdivision plat shall be shown. The survey shall indicate platted setback or building restriction lines which have been recorded in subdivision plats or which appear in Record Documents which have been delivered to the surveyor. Contiguity, gores, and overlaps along the exterior boundaries of the surveyed premises, where ascertainable from field evidence or Record Documents, or interior to those exterior boundaries, shall be clearly indicated or noted. Where only a part of a recorded lot or parcel is included in the survey, the balance of the lot or parcel shall be indicated.

(e)

All evidence of monuments shall be shown and noted to indicate which were found and which were placed. All evidence of monuments found beyond the surveyed premises on which establishment of the coners of the surveyed premises are dependent, and their application related to the survey shall be indicated.

(f)

The character of any and all evidence of possession shall be stated and the location of such evidence carefully given in relation to both the measured boundary lines and those established by the record. An absence of notation on the survey shall be presumptive of no observable evidence of possession.

(g)

The location of all buildings upon the plot or parcel shall be shown and their locations defined by measurements perpendicular to the nearest perimeter boundaries. The precision of these measurements shall be commensurate with the Relative Positional Accuracy of the survey as specified in the current Accuracy Standards for ALTA/ACSM Land Title Surveys. If there are no buildings erected on the property being surveyed, the plat or map shall bear the statement, “No buildings.” Proper street numbers shall be shown where available.

(h)

All easements evidenced by Record Documents which have been delivered to the surveyor shall be shown, both those burdening and those benefiting the property surveyed, indicating recording information. If such an easement cannot be located, a note to this effect shall be included. Observable evidence of easements and/or servitudes of all kinds, such as those created by roads; rights-of-way; water courses; drains; telephone, telegraph, or electric lines; water, sewer, oil or gas pipelines on or across the surveyed properly and on adjoining properties if they appear to affect the surveyed properly, shall be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not observable at the time the present survey is made, such lack of observable evidence shall be noted. Surface indications, if any, of underground easements and/or servitudes shall also be shown.

(i)

The character and location of all walls, buildings, fences, and other visible improvements within five feet of each side of the boundary lines shall be noted. Without expressing a legal opinion, physical evidence of all encroaching structural appurtenances and projections, such as fire escapes, bay windows, windows and doors that open out, flue pipes, stoops, eaves, cornices, areaways, steps, trim, etc., by or on adjoining property or on abutting streets, on any easement or over setback lines shown by Record Documents shall be indicated with the extent of such encroachment or projection. If the client wishes to have additional information with regard to appurtenances such as whether or not such appurtenances are independent, division, or party walls and are plumb, the client will assume the responsibility of obtaining such permissions as are necessary for the surveyor to enter upon the properties to make such determinations.

(j)

Driveways, alleys and other ways of access on or crossing the property must be shown. Where there is evidence of use by other than the occupants of the property, the surveyor must so indicate on the plat or map. Where driveways or alleys on adjoining properties encroach, in whole or in part, on the property being surveyed, the surveyor must so indicate on the plat or map with appropriate measurements.

(k)

As accurately as the evidence permits, the location of cemeteries and burial grounds (i) disclosed in the Record Documents provided by client or (ii) observed in the process of performing the field work for the survey, shall be shown.

(I)	Ponds, lakes, springs, or rivers bordering on or running through the premises being surveyed shall be shown.

6.         As a minimum requirement, the surveyor shall furnish two sets of prints of the plat or map of survey to

2005 Version	2

Exhibit L – Page 2

the title insurance company or the client. If the plat or map of survey consists of more than one sheet, the sheets shall be numbered, the total number of sheets indicated and match lines be shown on each sheet. The prints shall be on durable and dimensionally stable material of a quality standard acceptable to the title insurance company. The record title description of the surveyed tract, or the description provided by the client, and any new description prepared by the surveyor must appear on the face of the plat or map or otherwise accompany the survey. When, in the opinion of the surveyor, the results of the survey differ significantly from the record, or if a fundamental decision related to the boundary resolution is not clearly reflected on the plat or map, the surveyor may explain this information with notes on the face of the plat or map or in accompanying attachments. If the relative positional accuracy of the survey exceeds that allowable, the surveyor shall explain the site conditions that resulted in that outcome with a note on the face of the map or plat.

7. Water boundaries necessarily are subject to change due to erosion or accretion by tidal action or the flow of rivers and streams. A realignment of water bodies may also occur due to many reasons such as deliberate cutting and filing of bordering lands or by avulsion. Recorded surveys of natural water boundaries are not relied upon by title insurers for location of title.

When a property to be surveyed for title insurance purposes contains a natural water boundary, the surveyor shall measure the location of the boundary according to appropriate surveying methods and note on the plat or map the date of the measurement and the caveat that the boundary is subject to change due to natural causes and that it may or may not represent the actual location of the limit of title. When the surveyor is aware of changes in such boundaries, the extent of those changes shall be identified.

8. When the surveyor has met all of the minimum standard detail requirements for an ALTA/ACSM Land Title Survey, the following certification shall be made on the plat:

To (name of client), (name of lender, if known), (name of title insurance company, if known), (name of others as instructed by client):

This is to certify that this map or plat and the survey on which it is based were made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.” jointly established and adopted by ALTA and NSPS in 2005, and includes Items              of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of             , the Relative Positional Accuracy of this survey does not exceed that which is specified therein.

Date:	(signed)	(seal)
Registration No.

NOTE: If, as otherwise allowed in the Accuracy Standards, the Relative Positional Accuracy exceeds that which is specified therein, the following certification shall be made on the plat:

To (name of client), (name of lender, if known), (name of title insurance company, if known), (name of others as instructed by client):

This is to certify that this map or plat and the survey on which it is based were made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.” jointly established and adopted by ALTA and NSPS in 2005, and includes Items              of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of             , the maximum Relative Positional Accuracy is              feet.

Date:	(signed)	(seal)
Registration No.

The 2005 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys are effective January 1, 2006. As of that date, all previous versions of the Minimum Standard Detail Requirements for AL TA/ACSM Land Title Surveys are superseded by these 2005 standards.

Adopted by the American Land Title Association on October 5, 2005.

Adopted by the Board of Directors, National Society of Professional Surveyors on October 24, 2005.

American Land Title Association, 1828 L St., N.W., Suite 705, Washington, D.C. 20036.

National Society of Professional Surveyors, Inc., 6 Montgomery Village Avenue, Suite 403, Gaithersburg, MD 20879

2005 Version	3

Exhibit L – Page 3

All items are deemed checked except items 5, 11(b) and 15.

TABLE A

OPTIONAL SURVEY RESPONSIBILITIES AND SPECIFICATIONS

NOTE: The items of Table A must be negotiated between the surveyor and client. It may be necessary for the surveyor to qualify or expand upon the description of these items, e.g. in reference to Item 6, there may be a need for an interpretation of a restriction. The surveyor cannot make a certification on the basis of an interpretation or opinion of another party. Items 16, 17 and 18 are only for use on projects for the U.S. Department of Housing and Urban Development (HUD).

If checked, the following optional items are to be included in the ALTA/ACSM LAND TITLE SURVEY, except as otherwise negotiated:

1.	_____

Monuments placed (or a reference monument or witness to the corner) at all major corners of the boundary of the property, unless already marked or referenced by an existing monument or witness to the coner.

2.	_____	Vicinity map showing the property surveyed in reference to nearby highway(s) or major street intersection(s).

3.	_____	Flood zone designation (with proper annotation based on federal Flood Insurance Rate Maps or the state or local equivalent, by scaled map location and graphic plotting only.)

4.	_____	Gross land area (and other areas if specified by the client).

5.	_____	Contours and the datum of the elevations.

6.	_____

List setback, height, and floor space area restrictions disclosed by applicable zoning or building codes (beyond those required under paragraph 5d of these standards).

If none, so state. The source of such information must be disclosed. See “Note” above.

7.	_____	(a) Exterior dimensions of all buildings at ground level

	_____	(b) Square footage of:

_____ (1) exterior footprint of all buildings at ground level

_____ (2) gross floor area of all buildings; or

_____ (3) other areas to be defined by the client

	_____	(c) Measured height of all buildings above grade at a defined location. If no defined location is provided, the point of measurement shall be shown.

8.	_____	Substantial, visible improvements (in addition to buildings) such as billboards, signs, parking structures, swimming pools, etc.

9.	_____	Parking areas and, if striped, the striping and the type (e.g. handicapped, motorcycle, regular, etc.) and number of parking spaces.

10.	_____	Indication of access to a public way on land such as curb cuts and driveways, and to and from waters adjoining the surveyed tract, such as boat slips, launches, piers and docks.

11.	_____	Location of utilities (representative examples of which are shown below) existing on or serving the surveyed property as determined by: (a) Observed evidence

_____

(b) Observed evidence together with evidence from plans obtained from utility companies or provided by client, and markings by utility companies and other appropriate sources (with reference as to the source of information)

•       railroad tracks and sidings;

•       manholes, catch basins, valve vaults or other surface indications of subterranean uses;

•       wires and cables (including their function, if readily identifiable) crossing the surveyed premises, all poles on or within ten feet of the surveyed premises, and the dimensions of all crossmembers or overhangs affecting the surveyed premises; and

•       utility company installations on the surveyed premises.

12.	_____	Governmental Agency survey-related requirements as specified by the client.

2005 Version	4

Exhibit L – Page 4

13.	_____	Names of adjoining owners of platted lands.

14.	_____	The distance to the nearest intersecting street as designated by the client

15.	_____

Rectified orthophotography, photogrammetric mapping, laser scanning and other similar products, tools or technologies may be utilized as the basis for the location of certain features (excluding boundaries) where ground measurements are not otherwise necessary to locate those features to an appropriate and acceptable accuracy relative to a nearby boundary. The surveyor shall (a) discuss the ramifications of such methodologies (e.g. the potential accuracy and completeness of the data gathered thereby) with the title company, lender and client prior to the performance of the survey and, (b) place a note on the face of the survey explaining the source, date, relative accuracy and other relevant qualifications of any such data.

16.	_____	Observable evidence of earth moving work, building construction or building additions within recent months.

17.	_____	Any changes in street right of way lines either completed or proposed, and available from the controlling jurisdiction. Observable evidence of recent street or sidewalk construction or repairs.

18.	_____	Observable evidence of site use as a solid waste dump, sump or sanitary landfill.

19.

2005 Version	5

Exhibit L – Page 5

Accuracy Standards for ALTA/ACSM Land Title Surveys

Introduction

These Accuracy Standards address Relative Positional Accuracies for measurements that control land boundaries on ALTA/ACSM Land Title Surveys.

In order to meet these standards, the surveyor must assure and certify that the Relative Positional Accuracies resulting from the measurements made on the survey do not exceed that which is allowable.

If the size or configuration of the property to be surveyed, or the relief, vegetation or improvements on the property will result in survey measurements for which the allowable Relative Positional Accuracies will be exceeded, the surveyor must alternatively certify as to the Relative Positional Accuracy that was otherwise achieved on the survey.

Definition:

“Relative Positional Accuracy” means the value expressed in feet or meters that represents the uncertainty due to random errors in measurements in the location of any point on a survey relative to any other point on the same survey at the 95 percent confidence level.

Background

The lines and corners on any property survey have uncertainty in location which is the result of (1) availability and condition of reference monuments, (2) occupation or possession lines as they may differ from record lines, (3) clarity or ambiguity of the record descriptions or plats of the surveyed tracts and its adjoiners and (4) Relative Positional Accuracy.

The first three sources of uncertainty must be weighed as evidence in the determination of where, in the professional surveyor’s opinion, the boundary lines and corners should be placed. Relative Positional Accuracy is related to how accurately the surveyor is able to monument or report those positions.

Of these four sources of uncertainty, only Relative Positional Accuracy is controllable, although due to the inherent error in any measurement, it cannot be eliminated. The first three can be estimated based on evidence; Relative Positional Accuracy can be estimated using statistical means.

The surveyor shall, to the extent necessary to achieve the standard contained herein, (1) compensate or correct for systematic errors, including those associated with instrument calibration, (2) select the appropriate equipment and methods, and use trained personnel and (3) use appropriate error propagation and other measurement design theory to select the proper instruments, field procedures, geometric layouts and computational procedures to control random errors.

If radial survey methods, GPS or other acceptable technologies or procedures are used to locate or establish points on the survey, the surveyor shall apply appropriate procedures in order to assure that the allowable Relative Positional Accuracy of such points is not exceeded.

Computation of Relative Positional Accuracy

Relative Positional Accuracy may be tested by:

(1) comparing the relative location of points in a survey as measured by an independent survey of higher accuracy or

(2) the results of a minimally constrained, correctly weighted least square adjustment of the survey.

Allowable Relative Positional Accuracy for

Measurements Controlling Land

Boundaries on ALTA/ACSM Land Title

Surveys

0.07 feet (or 20 mm) + 50 ppm

2005 Version	6

Exhibit L – Page 6

EXHIBIT M

RENT ROLL

Database: BEHRINGER Rent Roll Page: 1

Bldg Status Active only Westway One Date: 1/18/2011

1/31/2011 Time: 2:24 PM

Bldg id-Suit id Occupant Name Rent Start Expiration GLA

Sqft. Monthly Base Rent Annual Rate PSF Monthly Cost Recovery Expense Stop

Occupied Suites

20460-0100 National Tank Company 1/15/2008 1/31/2018 70,673

20460-0150 Seadhill Americas. Inc. 2/21/2008 2/28/2015 23,678

20460-0240 National Tank Company 8/1/2008 1/31/2018 9,460

20460-0250 Petrotechnics USA, Inc. 3/20/2008 5/31/2013 8,166

20460-0270 National Tank Company 8/1/2008 1/31/2018 7,237

20460-0310 National Tank Company 4/17/2009 1/31/2018 9,431

20460-0350 Wellstream International Ltd 2/1/2009 1/31/2016 15,316

143,961

Totals: Occupied Sqft.

Leased/Unoccupied Sqft. 100.00% 7 Units

Vacant Sqft. 0 Units

Total Sqft. 0 Units

7 Units

Total Westway One: Occupied Sqft. 100.00% 7 Units

Leased/Unoccupied Sqft. 0 Units

Vacant Sqft. 0 Units

7 Units

Total Sqft. 100.00% 7 Units

0 Units

Grand Total: Occupied Sqft. 0 Units

Leased/Unoccupied Sqft. 7 Units

Vacant Sqft.

Total Sqft.

0

0

143,961

143,961

0

0

143,961

143,961

0

0

143,961

107,481.25 18.25 53,812.07 2,184.95 BRN 1/15/2013 129,154.91

18.43 18,032.36 2,184.95 BRN 1/15/2013 15,372.50

16.25 7,201.98 BRN 1/15/2013 12,019.45

16.50 6,215.41 BRN 2/1/2014 24,505.60

16.25 5,513.85 21.93

18.43 7,180.06 19.50

17.50 11,663.48 19.93

36,365.46 109,619.21 19.20

12,810.42

11,228.25

9,800.10

14,484.44

22,335.83

214,506.35

214,506.35

214,506.35

214,506.35

214,506.35

214,506.35

Exhibit M – Page 1

EXHIBIT N

AUDITOR’S LETTER OF REPRESENTATION

[DATE]

Frazier & Deeter, LLC

600 Peachtree Street, N.E.

Suite 1900

Atlanta, Georgia 30308

We are providing this letter in connection with your audit of the statement of revenues over certain operating expenses for the year ended                 , 20     (the “Statement”). The Statement was prepared by Wells Core Office Income REIT, Inc. (“Wells Core Office Income REIT”), or its designee, with information provided by                  (the “Seller”) in connection with Wells Core Office Income REIT’s purchase of the project known as                  (the “Project”). We understand that you are auditing the Statement for the purpose of expressing an opinion as to whether the Statement presents fairly, in all material respects, the revenues over certain operating expenses in conformity with accounting principles generally accepted in the United States (“GAAP”).

The undersigned, the chief financial officer of Seller confirms, to the best of his knowledge and belief, as of the date of this letter, the following as it relates to the financial statements the Seller maintains for the Project for the year ended                 , 20     (“Operating Statement”).

1.	We have made available to Wells Core Office Income REIT all relevant financial records and related data relating to the Project.

2.	There have been no communications from regulatory agencies or lenders concerning noncompliance with or deficiencies in Seller’s financial practices.

3.	There are no material transactions that have not been properly recorded on a GAAP basis in the accounting records underlying the Operating Statement.

4.	Seller has complied with all material aspects of contractual agreements that would have a material effect on the Operating Statement in the event of noncompliance.

5.	The accounting records underlying the Operating Statement accurately and fairly reflect, in reasonable detail, the operations of the Project on a GAAP basis.

This letter is being delivered pursuant to the terms of the Purchase and Sale Agreement and is subject to the terms and conditions thereof.

By:

Name:

Title: Chief Financial Officer

Exhibit N – Page 1

EXHIBIT O

PERMITTED EXCEPTIONS

1.	Restrictive covenants set forth in instruments filed for record under County Clerk’s File Nos. X807920 and X004315 in the Official Public Records of Real Property of Harris County, Texas.

2.	Rights of tenants, as tenants only, pursuant to unrecorded leases that have been disclosed in writing by Grantor to Grantee.

3.

Sanitary sewer easement ten (10) feet in width along the southerly property line as set out in instrument recorded under Harris County Clerk’s File No. V-057663 and as shown on plat recorded under Film Code No. 479029 of the Map Records of Harris County, Texas.

4.

Easement five (5) feet in width along the north property line together with an unobstructed aerial easement ten (10) feet wide from a plane sixteen (16) feet above the ground upward, located southerly of and adjoining said five (5) foot wide easement granted to Reliant Energy, Incorporated, as set out in instrument recorded under Harris County Clerk’s File No. V-082197 of the Official Public Records of Real Property of Harris County, Texas.

5.

Building set back line ten (10) feet wide along the south property line and twenty-five (25) feet wide along the west property line as shown on plat recorded under Film Code No. 479029 of the Map Records of Harris County, Texas.

6.

A 1/16th royalty interest in and to all oil, gas and other minerals on, in, under or that may be produced from the Property as set out in instrument recorded in Volume 5519, Page 27 of the Deed Records of Harris County, Texas.

7.

The Administrator shall have the right to form an Owner’s Association for Annual Maintenance Charge and Special Assessments payable to the Association and building set back lines, parking set back lines and easements, as set forth in instrument recorded under Harris County Clerk’s File No. X807920.

8.	Water meter easement granted to the City of Houston by instrument filed for record under Harris County Clerk’s File No. 20070387403.

9.	Blanket easement for electric distribution and communication facilities granted to CenterPoint Energy Houston, LLC by instrument filed for record under Harris County Clerk’s File No. 20070374821.

10.	Terms, conditions and stipulations of that certain Memorandum of Telecommunications Agreement dated October 1, 2007 filed for record under Harris County Clerk’s File No. 20070709148.

11.	Terms, conditions and stipulations of a monument signage easement and a landscaping easement as reserved in instrument filed for record under Harris County Clerk’s File No. 20060180199.

Exhibit O – Page 1

EXHIBIT P

FORM OF OWNERS’ ASSOCIATION ESTOPPEL CERTIFICATE

This Estoppel Certificate (“Certificate”) is made as of the      day of January 2011, by the undersigned WESTWAY PARK OWNERS’ ASSOCIATION, INC., a Texas not-for-profit corporation (“Association”).

R E C I T A L S

WHEREAS, Behringer Harvard Equity Drive LP, a Delaware limited partnership is the owner (“Owner”) of that certain improved parcel of land located at 11210 Equity Drive, Houston, Harris County, Texas, more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”); and

WHEREAS, Wells Core REIT – Westway One Houston, LLC, a Delaware limited liability company (“Purchaser”) is acquiring the Property from Owner; and

WHEREAS, certain restrictive covenants have been imposed on the Property as set forth in the instruments filed for record under Harris County Clerk’s File Nos. X807920 and X807925 of the Official Public Records of Harris County, Texas, as amended (the “Restrictions”).

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby certify to Owner and Purchaser, the following:

1.

To the best of the Association’s knowledge (as hereinafter defined), the Association knows of no default, or event that with the passage of time or the giving of notice, or both, would constitute a default on the part of Owner under the Restrictions, except as otherwise provided herein.

2.

The annual assessment payable under the Restrictions applicable to the Property for the 2011 calendar year is $                . The annual assessment has been paid through December 31, 2010. The annual assessment for 2011 has not yet been billed to Owner. It will be due and payable on                             , 2011.

3.

To the best of the Association’s knowledge (as hereinafter defined), all Plans and Specifications (as defined in the Restrictions) required to be approved by the Association related to the Property were approved.

4.

To the best of the Association’s knowledge (as hereinafter defined), the Property is in compliance with the Restrictions and the version of the Westway Park Development Guidelines that were in effect as of the date of final approval of the Plans and Specifications.

5.	The current address and telephone number of the Association is as follows:

Westway Park Owners’ Association, Inc.

c/o Wolff Administrators, L.L.C.

20 Briar Hollow Lane

Houston, Texas 77027

Telephone: 713.626.8050

Facsimile: 713.626.3093

Exhibit P – Page 1

6.

As used herein, “knowledge” means the current actual conscious knowledge of the person signing for the Association, without inquiry or investigation (or duty to inquire or investigate) and does not include imputed knowledge, whether at law, in equity or otherwise.

WESTWAY PARK OWNERS’ ASSOCIATION, INC., a Texas not-for-profit corporation

By:
David L. Lane, Vice President

Exhibit P – Page 2